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                                                                      Exhibit 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated March 28, 1997 accompanying the consolidated financial statements of Blyth Industries, Inc. and Subsidiaries appearing in the 1997 Annual Report to Shareholders which is incorporated by reference into this Annual Report on Form 10-K for the year ended January 31, 1997, and our report dated March 28, 1997 accompanying the schedule included in this Annual Report on Form 10-K for the year ended January 31, 1997. We consent to the use and the incorporation by reference into the Registration Statement on Form S-8 (No. 33-91954) of the aforementioned reports.

                                          /s/ Grant Thornton LLP
                                          --------------------------------------
                                          GRANT THORNTON LLP

Chicago, Illinois
April 29, 1997